EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Cogent, Inc. on Form S-1 of our report dated May 14, 2004, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 14, 2004 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Los Angeles, California

May 14, 2004